Exhibit 99.1

Signal Hill Acquisition Corp. Announces Liquidation

May 22, 2023 8:58 AM ET | Source: Signal Hill Acquisition Corp.

WILMINGTON, Del., May 22, 2023—(GLOBE NEWSWIRE)—Signal Hill Acquisition Corp. (NASDAQ: SGHL) (the “Company”) announced today that, due to its anticipated inability to consummate an initial business combination within the time period required by its Second Amended and Restated Certificate of Incorporation, the Company intends to dissolve and liquidate in accordance with the provisions of its Second Amended and Restated Certificate of Incorporation and will redeem all of the outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.43.

“Current market conditions have convinced us that the best way to deliver on our promise to stockholders is to return the capital held in trust. We worked tirelessly to bring our shareholders value as we identified numerous potential business combination partners and met with many mission-aligned companies regarding potential transactions. Ultimately, however, we were unable reach a deal with a target company that we were confident would result in a successful business combination,” said Signal Hill Acquisition Corp.’s Chief Executive Officer Jonathan Bond.

As of the close of business on May 26, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. The Company anticipates that the Public Shares, as well as the Company’s publicly traded units, warrants, and rights, will cease trading as of the close of business on May 26, 2023.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed on May 29, 2023.

The Company’s initial stockholders have waived their redemption rights with respect to the Company’s outstanding common stock issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that The Nasdaq Stock Market, LLC will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward Looking-Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements, including, without limitation, the redemption of the Company’s public shares. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Registration Statement on Form S-1/A filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.